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                                                                     EXHIBIT 16

[Arthur Andersen LLP Letterhead]

May 15, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read the first, second, third, fourth and fifth paragraphs of Item 4 included in the Form 8-K dated May 15, 2002 of First Tennessee National Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


Arthur Andersen LLP
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